UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2017

THE GYMBOREE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, San Francisco, CA

94105

(Address of Principal Executive Offices, Including Zip Code)

(415) 278-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c), (d), (e). The Gymboree Corporation (the “Company”) announced today that effective May 22, 2017 (the “Effective Date”), Daniel J. Griesemer has been appointed to serve as Chief Executive Officer and a member of the Board of Directors of the Company. Mr. Griesemer is 57 years old and has not previously held any position or office with the Company.

Mr. Griesemer will join Gymboree from Tilly’s, Inc., a destination youth culture specialty retailer of casual apparel, footwear and accessories for young men, young women, boys and girls, where he most recently served as President and Chief Executive Officer from February 2011 through October 2015. Mr. Griesemer previously served as President, Chief Executive Officer at Coldwater Creek, Inc., a publicly traded national specialty retailer, from October 2007 through September 2009. Prior to that, Mr. Griesemer served as Coldwater Creek, Inc.’s President and Chief Operating Officer from March 2007 through October 2007, its Executive Vice President of Sales and Marketing from January 2005 through March 2007, its Executive Vice President of Retail from April 2004 through January 2005 and its Senior Vice President of Retail from October 2001 through April 2004. From 1989 through 2000, Mr. Griesemer held a number of progressively more responsible positions with Gap, Inc., and ultimately served as Divisional Merchandise Manager for Gap, Inc. From 1983 to 1989, Mr. Griesemer worked in a variety of positions at Macy’s, Inc. Mr. Griesemer holds a Bachelor of Science degree in Business Administration from the University of Dayton. Mr. Griesemer served on Coldwater Creek’s board from October 2007 through September 2009 and Tilly’s board from April 2011 through October 2015. Mr. Griesemer brings to the Board of Directors extensive experience and demonstrated leadership capabilities, including leadership of a public company in the retail industry. The Board of Directors has concluded Mr. Griesemer should serve as a director because his role as the President and Chief Executive Officer will allow him to act as a bridge between management and the Board of Directors to help ensure that both groups act with a common purpose.

The terms of Mr. Griesemer’s employment will be governed by an employment agreement (the “Agreement”) entered into with the Company on May 18, 2017. The Agreement is for a one-year term that will be extended automatically for an additional consecutive 12-month period, unless and until the Company or Mr. Griesemer gives notice of election of non-renewal. The Agreement provides Mr. Griesemer with an annual salary of $950,000 and an annual cash incentive bonus with a target of 100% and a maximum of 200% of his annual base salary (“Bonus”). On the Effective Date, Mr. Griesemer will receive a non-equity incentive bonus of $660,647, which represents 100% of the target bonus for 2018, prorated from May 22, 2017 through February 3, 2018. Mr. Griesemer will be required to repay the non-equity incentive bonus to the Company if his employment is terminated by the Company for cause or if he resigns without good reason within one year of the Effective Date. In addition, Mr. Griesemer is entitled to a one-time signing bonus in the aggregate amount of $290,000 payable on the Effective Date, which he will be required to repay to the Company if his employment is terminated by the Company for cause or if he resigns without good reason within one year of the Effective Date.

In the event that Mr. Griesemer’s employment is terminated without cause or if he resigns for good reason, subject to the execution of a release in favor of the Company and compliance with the restrictive covenants, he will be entitled to receive severance in an aggregate amount equal to the sum of: (i) his base salary through the date of termination and any amounts due or owing to him under any employee benefit plan (the “Accrued Benefits”); (ii) a pro rata portion of his Bonus that he would have earned absent such termination; (iii) a cash sum equal to (x) the product of two and his salary and (y) the product of four and his annual target bonus, which is of 100% of his annual salary for the relevant performance period; and (iv) continued health benefits for the 24-month period following his termination. If Mr. Griesemer’s employment is terminated due to death or disability, he will be entitled to receive the Accrued Benefits. All bonus-related amounts are payable within 30 days of the end of the applicable bonus period.

Under the terms of the Agreement, Mr. Griesemer will be obligated not to solicit Company employees during and for 24 months following the termination of his employment with the Company and not to disclose confidential and proprietary information during and following his employment.

In accordance with the Company’s customary practice, the Company is expected to enter into an indemnification agreement with Mr. Griesemer, which would require the Company to indemnify him against certain liabilities that may arise in connection with his status or service as an officer. The indemnification agreement also would provide for an advancement of expenses incurred by Mr. Griesemer in connection with any proceeding relating to his status as an officer. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2015, and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Griesemer and any other person pursuant to which Mr. Griesemer was selected as the Company’s Chief Executive Officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Griesemer has a direct or indirect material interest. There are no family relationships between Mr. Griesemer and any of the directors or officers of the Company or any of its subsidiaries.

Mark Weikel has served as the Company’s interim Chief Executive Officer since April 3, 2017. Effective May, 22, 2017, Mr. Weikel will cease to serve as the Company’s interim Chief Executive Officer and, from May 22, 2017 through May 27, 2017, he will serve as an officer of the Company. Mr. Weikel will continue to serve as a member of the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: May 22, 2017
	By:	/s/ ANDREW NORTH
	Name:	ANDREW NORTH
	Title:	Chief Financial Officer